                                                                   EXHIBIT 10.50

                               LICENSE AGREEMENT


     THIS LICENSE AGREEMENT (this "AGREEMENT") is made this _____ day of September, 1995, by and between MRS. FIELDS DEVELOPMENT CORPORATION ("MRS. FIELDS"), a Delaware corporation, and YES! ENTERTAINMENT CORPORATION ("LICENSEE"), a California corporation.

                              W I T N E S S E T H:

     WHEREAS, Mrs. Fields has invented and acquired and will continue to develop and acquire certain proprietary knowledge, trade secrets, techniques, recipes, formulations of ingredients and processes related to the composition, production, marketing and sale of cookies and other food products commonly sold at Mrs. Fields cookie stores;

     WHEREAS, Mrs. Fields and Licensee desire to enter into this Agreement to allow Licensee to utilize Mrs. Fields' techniques and processes for the sale of Licensed Products (as defined below) under certain of the trade names and trademarks used by Mrs. Fields and upon the terms and conditions hereafter set forth;

     NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Definitions.
         -----------

         (a) "Competitive Business" means any business operating or granting franchises or licenses to others to operate a fresh baked cookie, pastry, bakery or baked dessert outlet. The term Competitive Business shall not include Licensee's marketing and sales of goods and services under trademarks owned by Licensee.

         (b) "Licensed Names and Marks" means the trade names, trademarks and service marks listed and described in Exhibit B.

         (c) "Licensed Products" means the items, articles and/or food products described on Exhibit A attached hereto or any other products which, pursuant to the terms of this Agreement become "Licensed Products."

         (d)  "Licensed Territory" means the world.

         (e) "Licensed Trade Secrets" means all transferable techniques, processes, methods of production and commercialization, training methods, and know-how pertaining to and necessary or useful in relation to the composition, production and sale of Licensed Products. Licensed Trade Secrets shall be deemed to include, as and when available, all additional techniques, processes, methods of production and commercialization and other know-how and/or improvements thereto, whether acquired or reduced to practice by Mrs. Fields before or after the date hereof which relate to the Licensed Trade Secrets and which are necessary or useful for the formulation, composition, production and sale of Licensed Products. Licensed Trade Secrets shall not include, and except as set forth in this Agreement, Licensee shall have no right, title, interest or license in, the recipes or formulations for the Licensed Products.

         (f) "Protected Information" means the Licensed Trade Secrets and Mrs. Fields' recipes, formulations, systems, programs, procedures, manuals, confidential reports and communications, lists of customers and clients, marketing techniques and arrangements, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, employee, customer, supplier and distributor data, all of the materials or information relating to the business or activities of Mrs. Fields which are not generally known to others engaged in similar businesses or activities, and all modifications, improvements and enhancements which are derived from or relate to Licensee's access to or knowledge of any of the above enumerated materials or information (whether or not any of the above are reduced to writing or whether or not patentable or protectable by copyright) which Licensee receives, receives access to, conceives or develops or has received, received access to, conceived or developed, in whole or in part, directly or indirectly, in connection with Licensee's license hereunder. Information which is independently developed by Licensee, or which was already in the possession of Licensee prior to the date of this Agreement and which was not obtained in connection with this transaction, or information which is or becomes part of the public domain without breach of (i) this Agreement, (ii) any other agreement or instrument to which Licensee is a Party or a beneficiary, or (iii) any duty owed to Mrs. Fields by Licensee, shall not be considered Protected Information hereunder.

         (g) "Net Sales" shaft mean the gross sales price invoiced by YES! on its sales of Licensed Products to non-subsidiary customers, less the following amounts (provided they are directly attributable to the sale of the Licensed Products): (i) customary rebates, cash and trade discounts, and reserves and/or credits for returns and allowances or accounts, (ii) transportation charges, including shipping and insurance and (iii) sales or other excise taxes imposed upon and paid by a seller with respect to such sales. Notwithstanding the foregoing, the sales by YES! subsidiaries to unaffiliated third parties shall be considered Net Sales, subject to all exceptions to Net Sales listed in subsections (i), (ii), and (iii) hereof.

         (h) "Restricted Person" means Licensee, any subsidiary, parent, or affiliate of Licensee, or any director, 5% or more shareholder, partner or officer of any of the foregoing.

         (i) "System Standards" shall have the meaning set forth in paragraph 7 hereof.

         (j)  "Term" shall have the meaning set forth in paragraph 11(a) hereof.

     2.  Grant of License, Development Activities And License Fees And
         -------------------------------------------------------------
         Royalties.
         ---------

         (a) Mrs. Fields hereby grants to Licensee and Licensee hereby accepts from Mrs. Fields, upon the terms and conditions hereinafter specified, an exclusive right and license to employ the Licensed Trade Secrets and the Licensed Names and Marks during the Term to produce and sell the Licensed Products throughout the Licensed Territory, only through retail channels of distribution.

         (b) The license granted pursuant to this Agreement shall be exclusive to Licensee and Mrs. Fields shall not have the right to license any other party to offer for sale or sell the Licensed Products under the Licensed Names and Licensed Marks or any other trademarks or servicemarks the rights to which are or become vested in Mrs. Fields, including but not limited to for sale to retail outlets. However, Mrs. Fields shall not be precluded from, and hereby expressly retains the right to offer for sale and sell, and license others to offer for sale and sell, any products or services other than the Licensed Products under the Licensed Names and Marks and to own, operate and grant to others the right to operate cookie stores or other stores or outlets selling products other than the Licensed Products under the Licensed Names and Marks on such terms and conditions as Mrs. Fields, in its sole discretion, deems appropriate.

         (c) Mrs. Fields shall at its own expense develop food products and recipes therefor for inclusion with or to be sold as adjunct or collateral products of the Licensed Products. All such development activities shall be undertaken in conjunction with Licensee and shall be deemed a collaborative effort of Mrs. Fields and Licensee. All rights in and to any recipes developed hereunder shall vest exclusively in Mrs. Fields and shall be deemed Licensed Trade Secrets hereunder.

         (d) Licensee shall pay to Mrs. Fields a nonrefundable license fee in the amount of [*] Dollars ($[*]), ("License Fee") payable as follows:

              (i) [*] Dollars ($[*]) shall be paid to Mrs. Fields upon execution of this Agreement;

              (ii) [*] Dollars ($[*]) shall be paid to Mrs. Fields not later than January 1, 1996;

              (iii) [*] Dollars ($[*]) shall be paid to Mrs. Fields not later than February 1, 1996; and

              (iv) [*] Dollars ($[*]) shall be paid to Mrs. Fields not later than July 1, 1996.

         (e) Licensee shall pay to Mrs. Fields a royalty on Net Sales of Licensed Products sold or otherwise distributed for consideration by Licensee (including its affiliates and subsidiaries) ("Earned Royalties"). The royalty rate on Net Sales shall be [*] percent ([*]%) for so long as Licensee shall have paid to or accrued to the account of Mrs. Fields Earned Royalties (exclusive of the License Fee) of not more than [*] Dollars ($[*]); thereafter, the royalty rate on Net Sales shall be [*] percent ([*]%).

                      [*CONFIDENTIAL TREATMENT REQUESTED]

         (f) All Earned Royalty payments shall be due within thirty (30) days of the end of each quarter (the quarters shall end on March 31, June 30, September 30 and December 31). Together with each quarterly payment, Licensee will provide Mrs. Fields with a report setting forth the basis for the quarterly payment. In the event of late payment, Licensee shall also pay interest on the full amount of such late payment from the date on which such payment was due at the rate of [*]% per full month overdue.

         (g) In the event that a Licensed Product is sold in combination with another product or component whose sales and use is not covered by this Agreement, Net Sales from such sales for purposes of calculating the amounts due under this Agreement shall be as reasonably allocated by Licensee between such Licensed Product and such other product, based upon their relative importance and proprietary protection. Any such allocation shall be determined in consultation with and be subject to the approval of Mrs. Fields.

         (h) No royalty shall be payable under this Agreement with respect to sales of Licensed Products for in trials or as samples.

         (i) This License is not intended to convey to Mrs. Fields the rights to, and Mrs. Fields acknowledges that it has no and will not acquire rights in, the design, trade dress (other than the Licensed Names or Marks), industrial design or engineering or other intellectual property (including patentable or copyrightable intellectual property) of or incorporated in the Licensed Products. Mrs. Fields acknowledges that such rights are the property of Licensor, as between Mrs. Fields and Licensor.

     3.  Transfer of Licensed Trade Secrets And Assistance.  Mrs. Fields agrees
         -------------------------------------------------
to transmit the Licensed Trade Secrets to Licensee by any reasonable means upon request.

     4.  Confidentiality.
         ---------------

         (a) Licensee understands that the Protected Information disclosed to Licensee by Mrs. Fields under this Agreement is secret, proprietary and of great value to Mrs. Fields, which value may be impaired if the secrecy of the Protected Information is not maintained.

         (b) Mrs. Fields has taken and will continue to take reasonable security measures to preserve and protect the secrecy of the Protected Information and Licensee agrees to take all measures reasonably necessary, including, without limitation, the measures hereinafter specified, to protect the secrecy of such information in order to prevent it from falling into the public domain or into the possession of persons not bound to maintain the secrecy of such information.

         (c) Licensee agrees not to disclose the Protected Information obtained pursuant to this Agreement, either directly or indirectly, to any person or entity, including any subsidiary or affiliate of Licensee (other than (i) Licensee's key officers and employees and (ii) the key employees of Entertainment Products, Ltd., a subsidiary of Licensee, and each of such

                      [*CONFIDENTIAL TREATMENT REQUESTED]
employees only to the extent disclosure is necessary for employment of the Licensed Trade Secrets), during the term of this Agreement or at any time following the expiration or termination of this Agreement.

         (d) Licensee shall exercise all other reasonably necessary precautions to safeguard the secrecy of the Protected Information disclosed pursuant hereto and to prevent the unauthorized disclosure thereof to anyone other than (i) Licensee's key officers and employees and (ii) the key employees of Entertainment Products, Ltd., a subsidiary of Licensee, and each of such employee only to the extent is necessary to disclose the same for production and sale of the Licensed Products, and (iii) any third parties to whom disclosure of the same is necessary for production and sale of Licensed Products, provided that Mrs. Fields has approved of such third parties.

         (e) If Mrs. Fields sustains its burden of proof that Licensee has disclosed, divulged, revealed, reported, published, transferred or used, for any purpose whatsoever, except as authorized herein, any Protected Information, and Licensee shall assert as a defense that such information (i) was already known to Licensee prior to the execution of this Agreement, (ii) was independently developed by Licensee, (iii) was disclosed to or by third parties without violation of this Agreement or similar agreements, (iv) was already in the public domain prior to the execution of this Agreement, or (v) entered the public domain without violation of this Agreement, Licensee shall bear the burden of proof in establishing such defense.

         (f) Mrs. Fields hereby agrees that any information which it receives from Licensee which would be within the scope of the definition of Protected Information if it related to Mrs. Fields, shall be treated as confidential by Mrs. Fields, and Mrs. Fields hereby agrees to be bound by the terms of this Agreement with respect to any such information it receives from Licensee, to the same extent that Licensee is bound by the terms of this Agreement with respect to Protected Information.

     5.  Publicity.  Licensee and Mrs. Fields agree not to issue any press
         ---------
release or other public announcement of this Agreement or the transactions contemplated herein without the prior written approval by each party hereto of the issuance of such announcement and the text thereof. In the event any such press release or other public announcement shall be required by law, Licensee and Mrs. Fields agree to issue such release or announcement only after consulting in good faith with one another with respect to the form and substance of such release or announcement.

     6.  Inspection of Records.  Mrs. Fields shall have the right at any time
         ---------------------
during business hours, and with reasonable advance notice to Licensee, to inspect and audit, or cause to be inspected and audited, the business records, bookkeeping and accounting records, sales and other records relating to the sale of Licensed Products and the books and records of Licensee as they pertain to Licensed Products, all in a manner so as not to disrupt the normal business operations of Licensee. Licensee shall fully cooperate with Mrs. Fields's representatives and independent accountants to conduct any such inspection or audit.

     7.  System Standards.  Licensee acknowledges and agrees that in the course
         ----------------
of the operation of the licensed business certain specifications, standards and operating procedures will apply (the "System Standards"). Therefore, Licensee will sell the Licensed Products in accordance with each and every System Standard or may request Mrs. Fields approval for a variation from the System Standard which approval shall not be unreasonably withheld. System Standards may regulate any one or more of the following:

         (i)   approved and disapproved Licensed Products;

         (ii)  use of the Licensed Names and Marks;

         (iii) participation in reasonable market research and testing of new products and service development programs prescribed by Mrs. Fields;

Licensee hereby agrees that System Standards prescribed from time to time and communicated to Licensee in writing, shall constitute provisions of this Agreement as if fully set forth herein, except to the extent such provisions are inconsistent with the express terms or essential purpose of this Agreement. All references to this Agreement shall include all System Standards as periodically modified.

     8.   Undertakings by Licensee.  Licensee represents, acknowledges, agrees,
          ------------------------
covenants and warrants as follows:

          (a) Unless Mrs. Fields consents in writing, Licensee shall use the Licensed Trade Secrets and the Names and Marks:

               (i)   only for the purposes of and pursuant to this Agreement;

               (ii) only in a manner consistent with the scope of the relevant registration of the Licensed Names and Marks, as prescribed by Mrs. Fields;

               (iii) only in the manner permitted and prescribed by Mrs. Fields as set forth herein; and

               (iv)  only with respect to Licensed Products.

          (b) Licensee recognizes the value of the good will associated with the Licensed Products, Names and Marks and acknowledges that the Licensed Trade Secrets, Products, Names and Marks and all rights therein and good will pertaining thereto belong exclusively to Mrs. Fields.

          (c) Licensee will not, during the term of this Agreement or thereafter, attack the title or any rights of Mrs. Fields in and to the Licensed Trade Secrets, Products, Names and

Marks or attack the validity of this Agreement, any other license agreement to which Mrs. Fields is a party and/or the Licensed Trade Secrets, Products, Names and Marks.

          (d) Licensee will assist Mrs. Fields, at Mrs. Fields' cost and expense, to the extent necessary in the procurement of any protection or to protect any of Mrs. Fields' rights to the Licensed Names and Marks, and Mrs. Fields, if it so desires, may commence or prosecute any claims or suits in its own name or join Licensee as a party thereto. Licensee shall notify Mrs. Fields in writing of any infringements or imitations by others of the Licensed Names and Marks which may come to Licensee's attention, and Mrs. Fields shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations at Mrs. Fields' cost and expense. Licensee shall not institute any suit or take any action on account of any such infringements or imitations.

          (e) Licensee will do nothing to destroy, impair or in any way impede the effect and validity of the Licensed Names and Marks.

          (f) Licensee will so conduct and operate the licensed business so as to preserve the business integrity and good reputation of Mrs. Fields; and Licensee will refrain from all activity involving any significant risk of bringing any of the Licensed Names and Marks into disrepute or in any way damaging any of the Licensed Names and Marks.

          (g) For the protection of the consumer public and for the further protection of the good will and trade reputation of Mrs. Fields, Licensee will only sell Licensed Products which are consistent with the good quality, reputation and business integrity of Mrs. Fields. All Licensed Products manufactured, advertised, and sold by Licensee under the Licensed Names and Marks shall be subject to and in compliance with the quality control standards, procedures, specifications, formulations and recipes of Mrs. Fields.

          (h) The Licensed Products and other products produced and sold by Licensee shall be of high quality and standard, comparable with that of products sold at Mrs. Fields' own stores, and of such style, appearance and quality as to be adequate for the protection and enhancement of the Licensed Names and Marks and the good will pertaining thereto; will be prepared and sold in accordance with all applicable laws; and shall not reflect adversely upon the good name of Mrs. Fields or the Licensed Names and Marks. It is understood that the Licensed Products which are baked goods will ultimately be prepared in a toy oven. The foregoing standards, as applied, shall allow for the toy nature of the Licensed Products.

          (i) Mrs. Fields may request representative samples of Licensed Products from Licensee and if, at any time, Mrs. Fields deems the quality of such products to be below the standards of quality historically and currently observed by Mrs. Fields for use with the Licensed Products, Mrs. Fields may so notify Licensee, in writing, and Licensee will promptly bring such sub-standard products up to the quality standards set by Mrs. Fields. Mrs. Fields' right to oversee the quality of the Licensed Products herein shall not in any way replace, supersede, or substitute for the quality control required to be exercised by Licensee hereunder. The exercise of any action of quality control by Mrs. Fields shall be for its sole and exclusive benefit. Mrs. Fields shall not be responsible to Licensee for any liability arising out of the exercise or failure to exercise quality control.

          (j) Mrs. Fields shall have the right to inspect any of the artwork, signs, logos. packaging and advertising using the Licensed Names and Marks (collectively the "Signs") to determine whether the Signs are consistent with the Licensed Names and Marks and are being used in a manner which promotes the good reputation and business integrity of Mrs. Fields. If Mrs. Fields determines that such Signs or the use thereof are not consistent with the Licensed Names and Marks or do not promote the good reputation or business integrity of Mrs. Fields, and Mrs. Fields so notifies Licensee of the same, Licensee shall thereafter take such steps or actions as may be necessary to correct the Signs. At Licensee's request, Mrs. Fields will inspect the Signs and approve or disapprove the use of such Signs, as the case may be, prior to their use. Once Licensee has received approval of any Signs by Mrs. Fields, Mrs. Fields agrees not to revoke or withdraw such approval. Such approval will be deemed only to extend to the Sign as submitted to Mrs. Fields for approval by Licensee, and any material change, alteration, or other revision to such Sign shall require further approval by Mrs. Fields.

          (k) That any modification, improvement or enhancement by Licensee to the Licensed Trade Secrets, Names and Marks (whether or not approved or developed with the advice or support of Mrs. Fields), shall be the exclusive property of Mrs. Fields, and that any Licensed Products that are materially modified, enhanced or improved shall be sold only with the prior approval of Mrs. Fields.

          (l) Licensee will only use ingredients, formulas and supplies that conform to the standards and specifications designated by Mrs. Fields. Any non-proprietary products or ingredients purchased by Licensee shall be purchased and shall comply with all of Mrs. Fields' specifications with respect to such products.

          (m) Licensee has full power and authority under its Articles of Incorporation and Bylaws to enter into this Agreement and the transactions contemplated hereby, and that the entering into of this Agreement does not contravene, infringe upon or constitute a default under any agreement or covenant to which Licensee is a party or violate or conflict with any law or regulation by which it is bound.

          (n) No filing, registration, approval or consent heretofore not obtained of any governmental agency or instrumentality or of any stock exchange authority is required for the authorization, delivery or performance by Licensee of this Agreement.

          (o) Licensee shall during term of Agreement obtain and maintain at its own cost and expense standard Comprehensive General Liability Insurance naming Mrs. Fields as an additional named insured. Upon request, Licensee shall furnish Mrs. Fields with adequate proof of the foregoing insurance coverage.

     9.   Undertakings of Mrs. Fields.  Mrs. Fields represents, acknowledges,
          ---------------------------
agrees, covenants, and warrants as follows:

          (a) That Mrs. Fields has full right and power under its Bylaws and Certificate of Incorporation to grant Licensee the license as contemplated herein, and perform the same and that the execution of this Agreement by Mrs. Fields does not infringe upon or constitute a default under any agreement or covenant to which Mrs. Fields is a party or violate or conflict with any law or regulation by which it is bound;

          (b) That Mrs. Fields has all rights, title and interest in and to the Licensed Names and Marks and has the power and authority to grant the license set forth herein;

          (c) That Mrs. Fields will take (or cause to be taken) at its cost all steps necessary to:

              (i) maintain the confidentiality of the Licensed Trade Secrets in accordance with all relevant laws;

              (ii) prepare, execute, and file all documents, notices, applications, registrations and timely renewals hereof or other documents required or necessary for the protection of the Licensed Names and Marks; and

              (iii) defend the Licensed Names and Marks.

          (d) No filing, registration, approval or consent heretofore not obtained by any governmental agency or instrumentality or of any stock exchange authority is required for the authorization, execution, delivery or performance by Mrs. Fields or this Agreement.

          (e) That presently and in the future Mrs. Fields may operate and/or license others to operate restaurant operations or other food service outlets under various trade names, and that nothing in this Agreement shall be deemed to restrict Mrs. Fields from operating or licensing any restaurant or other operation under any trade name or at any location.

          (f) That Mrs. Fields will use its best efforts to develop recipes and formulas and such other activities and concepts as are appropriate for children's use with the Licensed Products.

     10.  Product Purchases.  Licensee shall purchase all food to be sold in
          -----------------
conjunction with Licensed Products from Mrs. Fields, a supplier designated or approved by Mrs. Fields, or distributors designated or approved by Mrs. Fields. Any required approval shall not be unreasonably withheld.

     11.  Term and Termination.
          --------------------

          (a) The initial term of this Agreement shall commence on the date hereof and shall terminate on the fifth annual anniversary of the date of the first shipment (the "Shipment Date") of the Licensed Products in commercial quantities directly to Licensee. This Agreement may be renewed for a second five
(5) year period at Licensee's sole option; provided that, unless otherwise agreed to by Mrs. Fields, Licensee shall have by the fifth anniversary of the Shipment Date paid to or accrued for the account of Mrs. Fields not less than [*] dollars ($[*]) in Earned Royalties or other fees (including the License Fee) and that Licensee is in full compliance with all of the terms and conditions of this Agreement.

          (b) If (i) Licensee defaults in the payment of any portion of the License Fee or the Earned Royalties or other material obligation to Mrs. Fields when the same becomes due and payable hereunder, and Licensee fails to pay such amount within ten (10) business days after notice that it is due and payable; or
(ii) Licensee fails to perform in accordance with any other material terms or conditions contained in this Agreement and such default continues unremedied for thirty (30) days after Licensee receives written notice of default, then this Agreement and the license granted hereunder may be terminated upon written notice by Mrs. Fields effective upon receipt of such notice, without prejudice to any and all other rights and remedies Mrs. Fields may have hereunder or by law provided, and all rights of Licensee hereunder shall cease.

          (c) If Licensee is determined by a court of law having jurisdiction thereover to be "insolvent" within the meaning of the U.S. Bankruptcy Act, or files a petition in bankruptcy or for reorganization, or takes advantage of any insolvency statute, or makes an assignment for the benefit of creditors, or undertakes any similar action, under any federal, state or foreign bankruptcy, insolvency or similar law, then in any such event this Agreement shall immediately terminate as to Licensee and the license herein granted shall not constitute an asset in reorganization, bankruptcy, or insolvency which may be assigned or which may accrue to any court or creditor appointed referee, receiver, or committee.

          (d) If Mrs. Fields becomes insolvent or bankrupt or fails to perform in accordance with any material term or condition of this Agreement, and such default continues unremedied for thirty (30) days after Mrs. Fields receives written notice of default, then this Agreement and the License granted hereunder may be terminated upon notice by Licensee effective upon receipt of such notice, without prejudice to any and all other rights and remedies Licensee may have hereunder or by law provided. However, such event shall not terminate Licensee's rights hereunder, including specifically the license granted under section 2 hereunder.

          (e) On any cancellation, termination or expiration of this Agreement as to Licensee, Licensee agrees to pay within thirty (30) days thereof to Mrs. Fields all amounts due and owing hereunder and to return all Protected Information, confidential documents and other material supplied by Mrs. Fields to Licensee and agrees never to use, disclose to others, nor assist others in using the Licensed Trade Secrets or other Protected Information. Licensee agrees to cooperate fully with Mrs. Fields in the return of all such documents and materials, and to take all

                      [*CONFIDENTIAL TREATMENT REQUESTED]
reasonable steps requested by Mrs. Fields to prevent the disclosure or use of such documents or materials by unauthorized persons acting by, through or under Licensee following termination of this Agreement.

          (f) Upon cancellation, termination or expiration of this Agreement, Licensee shall forthwith discontinue all use of the Licensed Names and Marks and will be deemed to have automatically and irrevocably assigned, transferred, and conveyed to Mrs. Fields any rights, equities, good will, tides or other rights in and to the Licensed Trade Secrets, Names and Marks which may have been obtained by Licensee or which may have vested in Licensee in pursuance of any endeavors covered hereby, and Licensee will execute any instruments reasonably requested by Mrs. Fields to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual covenants and considerations of this Agreement. Notwithstanding the foregoing, Licensee shall have the right to continue for a period or twelve (12) months after the cancellation termination or expiration of this Agreement to sell or otherwise dispose of any units of the Licensed Product which are in Licensee's inventory as of the date of such expiration or termination. At the end of the sell-off period, Licensee shall offer Mrs. Fields the right for thirty (30) days to purchase the remaining inventory of the Products in part or in its entirety at cost, including allocable overhead.

          (g) Upon any cancellation, termination or expiration of this Agreement, the parties shall not be relieved of their obligations under paragraphs 4, 11(e), 11(f), 12 and 13 hereof.

     12.  Indemnification.
          ---------------

          (a) Mrs. Fields agrees to indemnify, defend and hold License harmless from any claims, liabilities, lawsuits, demands, actions, damages and expenses (including reasonable attorneys fees) (collectively, "Damages") arising from or out of any breach of the agreements, covenants, representations or warranties of Mrs. Fields contained in this Agreement, other than any such Damages which arise due to the negligence or wrongful acts of Licensee.

          (b) Licensee agrees to indemnify, defend and hold Mrs. Fields harmless from and against any and all Damages arising from or out of (i) any breach of the agreements, covenants, representations, or warranties of Licensee contained in this Agreement, (ii) any damages or injury to any person, including, but not limited to customers, employees of Licensee, and members of the public, suffered and incurred due to the production or sale of the Licensed Products (unless such Damages result from a recipe, process or manner of sale proscribed or developed by Mrs. Fields), (iii) products liabilities claims or defective manufacturing of the Licensed Products, other than any such claims to the extent attributable to the negligence of Mrs. Fields, or (iv) the activities hereunder of Licensee, other than any such Damages to the extent attributable to the negligence of Mrs. Fields.

     13.  Binding Effect, Assignment.
          --------------------------

          (a) The terms, covenants and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

          (b) Licensee may assign its rights and obligations hereunder to any subsidiary, parent company, or subsidiary of a parent company, provided, however, that notwithstanding the foregoing, such arrangement shall not alter the liability of Licensee hereunder, and Licensee shall remain primarily responsible to Mrs. Fields for the performance of Licensee's obligations under this Agreement. In the event of any default by an assignee hereunder, or any successor thereof, in the performance of any of the terms of this Agreement, Mrs. Fields may exercise its remedies directly against Licensee without the necessity of exhausting any remedies against an assignee hereunder, or any other such assignee or successor.

          (c) Any assignment, sublicense or other transfer by Licensee of any of its rights under this Agreement without the prior written consent of Mrs. Fields (which consent shall be in Mrs. Fields' reasonable discretion) is prohibited and will be deemed to be null and void.

          (d) Mrs. Fields may assign its rights and obligations hereunder to any subsidiary, parent company, or subsidiary of a parent company.

          (e) Nothing contained herein shall be construed to limit Mrs. Fields' ability and right to assign any royalties or payments received hereunder as security for indebtedness; provided that any such assignment shall not affect Licensee's rights under this Agreement.

     14.  Advertising and Promotional Documentation and Expenses.
          ------------------------------------------------------

          (a) Mrs. Fields shall have the right, not to unreasonably be withheld, to approve or disapprove any and all advertising used, or proposed to be used, by Licensee in promotion of any of the Licensed Products. Prior to the use of any material, whether written for print media or for television or radio spots, Licensee will submit such material to Mrs. Fields for its approval. If Mrs. Fields has not disapproved of such advertising within five (5) days from its receipt of such advertising material, such advertising material will be deemed approved.

          (b) Licensee agrees that all advertising, promotion and marketing by Licensee shall be completely clear and factual and not misleading and shall conform to the highest standards of ethical marketing and promotion policies which may be prescribed from time to time by Mrs. Fields. Licensee further agrees to use the registration symbol of "(R)" in connection with its use of the Licensed Names and Marks which are registered trademarks. Licensee agrees to refrain from any business or marketing practice which may be injurious to the business of Mrs. Fields, and the good will be associated with the Licensed Names and Marks.

     15.  Notices.  All notices provided by this Agreement shall be in writing
          -------
and shall be given by overnight courier, facsimile transmission, or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of delivery:

          To Licensee:        YES! Entertainment Corporation
                              3875 Hopyard Road, Suite 375
                              Pleasanton, CA 95688
                              Attn: General Counsel

          To Mrs. Fields:     Mrs. Fields Development Corporation
                              462 W. Bearcat Drive
                              Salt Lake City, Utah 84115
                              Attention: Sr. Vice President of Franchising
                              FAX (801) 463-2176

     16.  General Provisions.
          ------------------

          (a) It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Mrs. Fields and Licensee are and shall be independent contractors and that nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner or employee of the other for any purpose whatsoever.

          (b) Licensee shall not employ any of the Licensed Names and Marks in signing any contract or applying for any license or permit or in a manner that may result in Mrs. Fields' liability for any of Licensee's indebtedness or obligations, nor may Licensee use the Licensed Names and Marks in any way not expressly authorized by Mrs. Fields. Except as expressly authorized in writing, neither Mrs. Fields nor Licensee shall make any express or implied agreements, warranties, guarantees or representations or incur any debt in the name or on behalf of the other, represent that their relationship is other than licensor and licensee or be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized in writing.

          (c) Mrs. Fields shall execute the form of Licensor Waiver letter attached to this Agreement as Exhibit C.
                              ---------

          (d) Except as expressly provided to the contrary herein, each paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such provision of this Agreement is held to be invalid, contrary to or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which Mrs. Fields is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto, although any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires, if Licensee is a party thereto, otherwise upon Licensee's receipt of a notice of non-enforcement thereof from Mrs. Fields.

          (e) If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of this Agreement than is required hereunder, or the taking of some other action not required hereunder, or if, under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement is invalid or unenforceable, the prior notice and/or other action required by such law or rule shall be substituted for the comparable provisions hereof, and Mrs. Fields shall have the right, in its sole discretion, to modify such invalid or unenforceable provision to the extent required to be valid and enforceable. Licensee and Mrs. Fields each agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from the striking of any of the provisions hereof, any portion or portions hereof which a court may hold to be unenforceable in a final decision to which Mrs. Fields is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order. Such modifications to this Agreement shall be effective only in such jurisdiction, unless Mrs. Fields elects to give them greater applicability, and shall be enforced as originally made and entered into in all other jurisdictions. Neither Mrs. Fields nor Licensor is presently aware of any applicable binding law or rule of any jurisdiction that conflicts with any of the provisions of this Agreement.

          (f) Mrs. Fields and Licensee may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver. Any waiver granted by either party shall be without prejudice to any other rights such party may have.

          (g) Mrs. Fields and Licensee shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein or to declare any breach thereof to be a default and to terminate this Agreement prior to the expiration of its term) by virtue of any custom or practice of the parties at variance with the terms hereof; any failure, refusal or neglect of Mrs. Fields or Licensee to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder.

          (h) Neither Mrs. Fields nor Licensee shall be liable for loss or damage or deemed to be in breach of this Agreement if their failure to perform obligations results from:

              (i) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state, municipal or foreign government or any department or agency thereof;

              (ii)   acts of God;

              (iii)  fires, strikes, embargoes, war or riot; or

              (iv)   any other similar event or cause.

Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that said causes shall not excuse payments of amounts owed at the time of such occurrence.

          (i) Notwithstanding anything to the contrary contained in this Agreement, Mrs. Fields and Licensee shall each have the right in a proper case to obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction. Each party agrees that the other may have such temporary or preliminary injunctive relief without bond.

          (j) The rights of Mrs. Fields and Licensee hereunder are cumulative and no exercise or enforcement by Mrs. Fields or Licensee of any right or remedy hereunder shall preclude the exercise or enforcement by Mrs. Fields or Licensee of any other right or remedy hereunder to which Mrs. Fields or Licensee is entitled by law to enforce.

          (k) All disputes arising out of or relating to this agreement may, upon mutual consent of the parties, be finally settled by binding arbitration in Salt Lake City, Utah if brought by Mrs. Fields or in Alameda County, California if brought by Licensee, under the Rules of Arbitration of the American Arbitration Association by one arbitrator appointed in accordance with said Rules. Judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

          (l) If a claim for amounts owed by Licensee to Mrs. Fields or its affiliates is asserted in any arbitration or judicial proceeding or appeal thereof, or if Mrs. Fields or Licensee is required to enforce this Agreement in an arbitration or a judicial proceeding or appeal thereof, the party prevailing in such proceeding shall be entitled to reimbursement of its costs and expenses, including reasonable accounting and legal fees, whether incurred in preparation for, or in contemplation of the filing of any written demand, claim, action, hearing or proceeding to enforce the obligations of this Agreement.

          (m) Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. (S)(S) 1051 et seq.) or other federal law, this
                                           ------
Agreement, and the relationship between Licensee and Mrs. Fields, shall be governed by the laws of the State of Utah.

          (n) Licensee and Mrs. Fields hereby irrevocably consent and agree that any legal action, suit or proceeding arising out of or in any way in connection with this Agreement, or which is an appeal therefrom, may be instituted or brought in the Federal District Court for the District of Utah or otherwise heard in Salt Lake City if brought by Mrs. Fields and may be instituted or brought in the Federal District Court for San Francisco or otherwise heard in San

Francisco if brought by Licensee, and Licensee and Mrs. Fields hereby irrevocably consent and submit to, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of such Court or Arbiter, and to all proceedings in such Court or Arbiter. Further, Licensee and Mrs. Fields irrevocably consent to actual receipt of any summons and/or legal process at their respective addresses as set forth in this Agreement as constituting in every respect sufficient and effective service of process in any such legal action or proceeding. Licensee and Mrs. Fields further agree that final judgment in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, whether within or outside the United States of America, by suit under judgment, a certified or exemplified copy of which will be conclusive evidence of the fact and the amount of the liability.

          (o) Except with respect to the indemnification obligations contained herein, the parties waive to the fullest extent permitted by law any right to or claim for any punitive or exemplary damages against the other and agree that, in the event of a dispute between them, the party making a claim shall be limited to recovery of any actual damages it sustains.

          (p) Except for claims for which Licensee or Mrs. Fields are entitled to indemnification herein, any and all claims arising out of or relating to this Agreement or the relationship among the parties hereto shall be barred unless an action or legal proceeding is commenced within one (1) year from the date Licensee or Mrs. Fields knew or should have known the fact giving rise to such claims.

          (q) The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs.

          (r) This Agreement and the Exhibits hereto represent the entire agreement between Mrs. Fields and Licensee with respect to the subject matter hereof and supersede any prior agreements and negotiations between the parties.

          (s) This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    "LICENSEE"

                                    YES! ENTERTAINMENT CORPORATION


                                    By: /s/ Bruce D. Bower
                                        ----------------------------

                                    Its: Executive Vice President
                                         ---------------------------



                                    "MRS. FIELDS"

                                    MRS. FIELDS DEVELOPMENT CORPORATION


                                    By: /s/ Larry A. Hodges
                                        ----------------------------

                                    Its: President and C.E.O.
                                         ---------------------------

                                   EXHIBIT A

                               LICENSED PRODUCTS


Children's cooking and food preparation appliances.

Children's cooking and kitchen ware.

Food products developed by Mrs. Fields for use with the children's cooking and food preparation appliances.

                                   EXHIBIT B

           LIST OF LICENSED TRADE NAMES, TRADEMARKS AND SERVICE MARKS

INTL CL: 30

PRIOR U.S. CL.: 46
                                                            REG. NO. 1,256,315
UNITED STATES PATENT AND TRADEMARK OFFICE              REGISTERED NOV. 1. 1983
- -----------------------------------------              -----------------------

                                   TRADEMARK
                               PRINCIPAL REGISTER


Mrs. Fields' Chocolate Chippery (California corporation)           No claim is made to the exclusive right to use
2935 Whipple Rd.                                                the word "Cookies", apart from the mark as shown.
Union City, Calif. 94587

For: BAKERY GOODS - NAMELY, COOKIES                                "Mrs. Fields" is the name of a living individual
 AND BROWNIES, in CLASS 30 (U.S. Cl.46).                        whose consent is of record.
First use Nov. 15, 1981; in commerce Nov. 15,
 1981.                                                             Ser. No. 368,469, filed Jun. 7, 1982.

Owner of U.S. Reg. Nos. 1,197,025, 1,206,373 and others.        JESSIE N. MARSHALL, Examining Attorney



Title in Mrs. Fields Cookies, a California corporation

Declaration Under Sec. 8 & 15:  1989

INT. CL.: 42

PRIOR U.S. CL.: 101
                                                            REG. NO. 1,241,619
UNITED STATES PATENT AND TRADEMARK OFFICE              REGISTERED JUN. 7, 1983
- -----------------------------------------              -----------------------

                                  SERVICE MARK
                               PRINCIPAL REGISTER

REGISTERED FOR A TERM OF 20 YEARS FROM June 7, 1983



Mrs. Fields' Chocolate Chipppery (California corporation)           No claim is made to the e xlusive right to use
2935 Whipple Rd.                                                 the word "Cookies", apart from the mark as shown.
Union City, Calif. 94587

For:  RETAIL BAKERY STORE SERVICES, in                              Mrs. Fields is the name of a particular living
 CLASS 42 (U.S. Cl. 101).                                        individual whose consent is of record.
First use Nov. 15, 1981; in commerce Apr. 15,
 1982.                                                              Ser. No. 368,475, filed Jun. 7, 1982.

Owner of U.S. Reg. Nos. 1,197,025, 1,207,441 and others.         DOMINIC J. SALEMI, Examiner

Title in Mrs. Fields Cookies, a California Corporation
Dec. 1988
               Certified to be a true copy of the registration issued by the United States Patent and Trademark Office, which registration is in full for and effect.

INT. CL.: 42

PRIOR U.S. CL.: 101
                                                            REG. NO. 1,299,149
UNITED STATES PATENT AND TRADEMARK OFFICE              REGISTERED OCT. 2, 1984
- ------------------------------------------             -----------------------

                                  SERVICE MARK
                               PRINCIPAL REGISTER



Mrs. Fields Chocolate Chippery (California corporation)          For:  RETAIL BAKERY STORES SERVICES, in
Suite F200                                                              CLASS 42 (U.S. Cl. 101).
1500 Kearns Blvd.
Park City, Utah  84060                                        First use Nov. 15, 1981; in commerce Apr. 15, 1982.
                                                              Owner of U.S. Reg. Nos. 1,197,025, 1,241,619 and others.

                                                                  Ser. No. 449,876, filed Oct. 26, 1983.

                                                                        SHEILA ROBINSON, Examiner